UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005 (January 18, 2005)

ENERGY TRANSFER PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 1-11727

Delaware	73-1493906

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2838 Woodside Street, Dallas, Texas	75204

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(214) 981-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Indenture
First Supplemental Indenture
Registration Rights Agreement
Credit Agreement
Guaranty
Press Release

Item 1.01. Entry into a Definitive Material Agreement

     On January 18, 2005, Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), issued $750 million in aggregate principal amount of its 5.95% Senior Notes due 2015 (the “Notes”). All of the Partnership’s obligations under the Notes are fully and unconditionally guaranteed on an unsubordinated, unsecured basis by La Grange Acquisition, L.P. and all of the direct and indirect wholly-owned subsidiaries of La Grange Acquisition, L.P. (the “Subsidiary Guarantors”). The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), but the Partnership and the Subsidiary Guarantors have agreed to use their respective reasonable efforts to file a registration statement pursuant to which they will offer to exchange the Notes for substantially similar notes (except that additional interest provisions and transfer restrictions pertaining to the Notes will be deleted). If the Partnership fails to cause the registration statement relating to the exchange offer to become effective within specified time periods, the Partnership will be required to pay additional interest on the Notes until a registration statement is declared effective.

     The Notes were issued pursuant to an indenture, dated as of January 18, 2005, among the Partnership, the Subsidiary Guarantors and Wachovia Bank, National Association, as Trustee (the “Trustee”), as amended by the First Supplemental Indenture among the Partnership, the Subsidiary Guarantors and the Trustee (as amended and supplemented, the “Indenture”). The description of the material terms of the Indenture governing the Notes included in Item 2.03 of this Form 8-K is incorporated by reference into this Item 1.01.

     Simultaneously with the issuance of the Notes, the Partnership entered into a credit agreement, dated as of January 18, 2005 (the “Credit Agreement”), with Wachovia Bank, National Association, as administrative agent, LC issuer and swingline lender, Fleet National Bank, as syndication agent, BNP Paribas and The Royal Bank of Scotland PLC, as co-documentation agents, and the other lenders party thereto. The Credit Agreement provides for a new five year $700 million senior unsecured revolving credit facility. The obligations of the Partnership are fully and unconditionally guaranteed by the Subsidiary Guarantors. The description of the material terms of the Credit Agreement included in Item 2.03 of this Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     As disclosed above, on January 18, 2005, the Partnership completed its offering of $750 million in aggregate principal amount of Notes, which are unconditionally guaranteed on an unsubordinated, unsecured basis by the Subsidiary Guarantors. The Notes were sold in the United States only to accredited investors pursuant to an exemption from registration under the Securities Act, and subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act.

     Interest on the Notes will accrue from January 18, 2005, and the Partnership will pay interest semi-annually on February 1 and August 1 of each year, beginning August 1, 2005, until the Notes mature on February 1, 2015. The Partnership may redeem some or all of the Notes at any time or from time to time pursuant to the terms of the Indenture.

     The Indenture contains covenants that will limit the ability of the Partnership and its subsidiaries to, among other things, create liens, enter into sale-leaseback transactions, sell assets or merge with other entities. The Indenture does not restrict the Partnership or its subsidiaries from incurring additional indebtedness, paying distributions on its equity interests or purchasing or redeeming its equity interests, nor does it require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indenture does not contain any provisions that would require the Partnership to repurchase or redeem or otherwise modify the terms of the Notes upon a change in control or other events involving the Partnership. Events of default under the Indenture include (i) a default in the payment of principal of the Notes or, following a period of 30 days, of interest, (ii) a breach of the Partnership’s covenants or warranties under the Indenture or the Subsidiary Guarantors’ under their respective guarantees, (iii) certain events of bankruptcy, insolvency or liquidation involving the Partnership or the Subsidiary Guarantors and (iv) any payment default or acceleration of indebtedness of the Partnership or any Subsidiary Guarantor if the total amount of such indebtedness unpaid or accelerated exceeds $25 million.

     As disclosed above, on January 18, 2005, the Partnership entered into a new senior credit facility provided by a syndicate of banks and other financial institutions led by Wachovia Bank, National Association, as administrative agent. The Credit Agreement provides for a five year senior unsecured revolving credit facility in the maximum principal amount of $700 million, and the obligations of the Partnership under the Credit Agreement are unconditionally guaranteed by the Subsidiary Guarantors. Borrowings under the Credit Agreement bear interest at the prime rate plus 0.25% or, at the Partnership’s option, at the Eurodollar base rate plus 1.50%, with the rate of interest to increase or decrease if the Partnership’s leverage ratio decreases or increases from predetermined ratios. The full amount borrowed under the Credit Agreement will mature on January 18, 2010.

     The Credit Agreement contains certain covenants that will limit the ability of the Partnership and its restricted subsidiaries to, among other things: incur additional indebtedness; create liens; merge with other entities or issue securities of its subsidiaries; sell assets or enter into sale-leaseback transactions; make restricted payments; make certain investments, loans or advances; change the nature of its business; enter into transactions with affiliates; restrict dividends or other payments from the Partnership’s subsidiaries; enter into hedging arrangements or create open positions; or commingle its deposit and other accounts. The Credit Agreement also requires compliance with several financial covenants, including a maximum debt coverage ratio and a minimum interest coverage ratio.

     The Partnership used the net proceeds from the issuance of the Notes, together with borrowings under the Credit Agreement and cash on hand, to refinance all of the outstanding indebtedness under the existing secured credit facilities of La Grange Acquisition, L.P., the Partnership’s midstream and transportation operating subsidiary, and to pay fees and expenses relating to the issuance of the Notes and the refinancing.

     The descriptions set forth above in Item 1.01 and this Item 2.03 are qualified in their entirety by the Indenture, the Registration Rights Agreement, the Credit Agreement and related documents, copies of which are filed as exhibits to this report and are incorporated by reference herein.

Item 8.01 Other Events

     On January 19, 2005, the Partnership issued a press release relating to the closing of the sale of the Notes and the transactions contemplated by the Credit Agreement. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit Number 4.1 — Indenture, dated January 18, 2005, among the Partnership, the Subsidiary Guarantors and Wachovia Bank, National Association, as trustee.

Exhibit Number 4.2 — First Supplemental Indenture, dated January 18, 2005, among the Partnership, the Subsidiary Guarantors and Wachovia Bank, National Association, as trustee.

Exhibit Number 4.3 — Registration Rights Agreement, dated January 18, 2005, among the Partnership, the Subsidiary Guarantors and the initial purchasers party thereto.

Exhibit Number 10.1 — Credit Agreement, dated January 18, 2005, among the Partnership, Wachovia Bank, National Association, as administrative agent, LC issuer and swingline lender, Fleet National Bank, as syndication agent, BNP Paribas and The Royal Bank of Scotland PLC, as co-documentation agents, and the other lenders party thereto.

Exhibit Number 10.2 — Guaranty, dated January 18, 2005, by the Subsidiary Guarantors in favor of Wachovia Bank, National Association, as the administrative agent for the lenders.

Exhibit Number 99.1 — Press Release dated January 19, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By:	U.S. Propane L.P., General Partner
By:	U.S. Propane L.L.C., General Partner

Date: January 19, 2005	By:	/s/ Ray C. Davis
Ray C. Davis
Co-Chief Executive Officer and officer duly authorized to sign on behalf of the registrant

By:	/s/ Kelcy L Warren
Kelcy L. Warren
Co-Chief Executive Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 4.1	Indenture, dated January 18, 2005, among the Partnership, the Subsidiary Guarantors and Wachovia Bank, National Association, as trustee.

Exhibit 4.2	First Supplemental Indenture, dated January 18, 2005, among the Partnership, the Subsidiary Guarantors and Wachovia Bank, National Association, as trustee.

Exhibit 4.3	Registration Rights Agreement, dated January 18, 2005, among the Partnership, the Subsidiary Guarantors and the initial purchasers party thereto.

Exhibit 10.1	Credit Agreement, dated January 18, 2005, among the Partnership, Wachovia Bank, National Association, as administrative agent, LC issuer and swingline lender, Fleet National Bank, as syndication agent, BNP Paribas and The Royal Bank of Scotland PLC, as co-documentation agents, and the other lenders party thereto.

Exhibit 10.2	Guaranty, dated January 18, 2005, by the Subsidiary Guarantors in favor of Wachovia Bank, National Association, as the administrative agent for the lenders.

Exhibit 99.1	Press Release dated January 19, 2005